UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2006

Ever-Glory International Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

17870 Castleton Street, #335, City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Ever-Glory International Group, Inc. (the “Registrant”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (this “Amendment”) to its Current Report on Form 8-K as filed with the Securities and Exchange Commission on June 29, 2006 (the “Original Report”) to amend and restate Item 1.01 to the Original Report in order to correct an incorrect reference that “...Registrant has received an opinion as to the fairness of the transaction from Savills Valuation and Professional Services Ltd, dated March 7, 2006". The report received by the Board of the Directors of the Registrant from Savills Valuation and Professional Services Ltd, dated March 7, 2006, was mistakenly referred to a “fairness opinion”. The report is a business valuation with respect to the market value of Nanjing Catch-Luck Garments Co, Ltd. as of November 30, 2005. Pursuant to Rule 12b-15 promulgated under the Securities Exchange Act of 1934, as amended, this Amendment sets forth below the complete text of Item 1.01, as amended.

With the exception of the correction of the above-listed error in this explanatory note and removal of the reference to the business valuation report from Item 1.01, as amended, this Amendment continues to speak as of the date of the Original Report and we have not updated the disclosure contained herein to reflect events that have occurred since the filing of the Original Report.

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2006, Registrant, through its wholly owned subsidiary, Perfect Dream Ltd, a British Virgin Islands corporation (“Perfect Dream”) entered into an Agreement for the Purchase and Sale of Stock (the “Agreement”) with Ever-Glory Enterprises (HK) Ltd, a Hong Kong corporation (“Seller”) pursuant to which Registrant has agreed to acquire and Seller has agreed to sell all of the Seller’s interest in Nanjing Catch-Luck Garments Co, Ltd, a Chinese limited liability company (“Catch-Luck”). The Seller owns 100% of the total capital of Catch-Luck.

Pursuant to the terms of the Agreement, Registrant or Perfect Dream shall pay Seller an amount in Renminbi (“RMB”) equal to USD600,000 within 90 days of the closing of the Transaction (the “Cash Purchase Price”) and Registrant will issue to Seller an amount in Registrant’s common stock equal to USD9.4 million within 90 days of the closing of the Transaction (the “Stock Purchase Price”). The number of shares of common stock to be delivered to Seller in satisfaction of the Stock Purchase Price shall be calculated based on the fair market value of Registrant’s common stock based on the preceding 30-day average of the high bid and the low ask price for Registrant’s common stock as quoted on the Over-the-Counter Bulletin Board as of the date of the closing. The Transaction is expected to close approximately within 30 days after the statement is filed, subject to certain closing conditions.

Seller is owned 100% by Registrant’s President and Chairman of the Board, Kang Yihua. In addition, a majority of the directors of the Registrant are either shareholders, officers or directors of Seller or its affiliates. The board has been fully informed of the interests of each of the directors, including Mr. Kang, in the Seller. The board has conditioned consummation of the transactions contemplated by the Agreement on approval thereof by a majority of the disinterested shareholders of the Registrant in accordance with the provisions of section 607.0832 of the Florida Business Organizations Code.

The transaction is subject to certain conditions which are customary in such transactions.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits.

Exhibit
Number    Description

_______________________________________________________________________

2.1     Agreement for the Purchase and Sale of Stock dated June 26, 2006 (incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

/s/ Kang Yihua

Kang Yihua Chief Executive Officer and President

Date: August 31, 2006